Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                           For the Month of May 2000
                       Distribution Date of June 15, 2000
                            Servicer Certificate #38

Original Pool Amount Initial Receivables               $411,613,980.45
Subsequent Receivables (transferred 5/9/97)             $76,128,743.83
Subsequent Receivables (transferred 5/23/97)            $12,254,010.44

Beginning Pool Balance                                  $78,474,322.06
Beginning Pool Factor                                        0.1608929

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $6,000,584.04
     Interest Collected                                    $627,550.02

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                      $41,839.08
Total Additional Deposits                                   $41,839.08

Repos / Chargeoffs                                         $457,841.20
Aggregate Number of Notes Charged Off                              194

Total Available Funds                                    $6,669,973.14

Ending Pool Balance                                     $72,015,896.82
Ending Pool Factor                                           0.1476514

Servicing Fee                                               $65,395.27

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,036,891.82
     Target Percentage                                          10.00%
     Target Balance                                      $7,201,589.68
     Minimum Balance                                    $10,499,931.43
     (Release) / Deposit                                   ($38,772.94)
     Ending Balance                                      $8,998,118.88

Current Weighted Average APR:                                   9.691%
Current Weighted Average Remaining Term (months):                18.72

Delinquencies                                             Dollars        Notes
     Installments:               1 - 30 days           $1,074,246.61      690
                                 31 - 60 days            $465,883.28      225
                                 60+  days               $357,185.40       95

     Total:                                            $1,897,315.29      723

     Balances:                   60+  days             $1,989,267.73       95

Memo Item - Reserve Account
     Prior Month                                       $9,296,300.98
+    Invest. Income                                       $38,772.94
+    Excess Serv.                                              $0.00
+    Transfer (to) / from Collections Account           ($298,182.10)
     Beginning Balance                                 $9,036,891.82

Exhibit 20.3
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of May 2000

                                                                                     NOTES
                                 (Money Market)
                                             TOTAL           CLASS A - 1        CLASS A - 2        CLASS A - 3     CLASS B NOTES
                                        $500,000,000.00    $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                       0.00%              0.00%            100.00%             0.00%
     Coupon                                                        5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance                   $78,474,322.06
Ending Pool Balance                      $72,015,896.82

Collected Principal                       $6,000,584.04
Collected Interest                          $627,550.02
Charge - Offs                               $457,841.20
Liquidation Proceeds / Recoveries            $41,839.08
Servicing                                    $65,395.27
Cash Transfer from Reserve Account          $298,182.10
Total Collections Available
  for Debt Service                        $6,902,759.97

Beginning Balance                        $78,474,322.06             $0.00              $0.00     $60,974,322.06    $17,500,000.00

Interest Due                                $444,334.73             $0.00              $0.00        $342,980.56       $101,354.17
Interest Paid                               $444,334.73             $0.00              $0.00        $342,980.56       $101,354.17
Principal Due                             $6,458,425.24             $0.00              $0.00      $6,458,425.24             $0.00
Principal Paid                            $6,458,425.24             $0.00              $0.00      $6,458,425.24             $0.00

Ending Balance                           $72,015,896.82             $0.00              $0.00     $54,515,896.82    $17,500,000.00
Note / Certificate Pool Factor                                     0.0000             0.0000             0.3097            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                       $6,902,759.97             $0.00              $0.00      $6,801,405.80       $101,354.17

Interest Shortfall                                $0.00             $0.00              $0.00              $0.00             $0.00
Principal Shortfall                               $0.00             $0.00              $0.00              $0.00             $0.00
     Total Shortfall                              $0.00             $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                  $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance            $9,036,891.82
(Release) / Draw                            ($38,772.94)
Ending Reserve Acct Balance               $8,998,118.88

Exhibit 20.3
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of May 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     5                     4                   3                   2                  1
                                  Jan-00                Feb-00              Mar-00              Apr-00              May-00
Beginning Pool Balance        $109,149,572.74       $101,082,302.70      $94,037,662.68      $84,209,227.43      $78,474,322.06

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                 $164,958.04           $323,696.19       $1,765,055.01         $604,908.32         $457,841.20
    Recoveries                    $218,859.06           $272,932.80         $296,984.42         $258,904.11          $41,839.08

Total Charged Off (Months 5, 4, 3)                    $2,253,709.24
Total Recoveries (Months 3, 2, 1)                       $597,727.61
Net Loss / (Recoveries) for 3 Mos                     $1,655,981.63(a)

Total Balance (Months 5, 4, 3)                      $304,269,538.12(b)

Loss Ratio Annualized  [(a/b) * (12)]                       6.5310%

Trigger:  Is Ratio > 1.5%                                       Yes
                                                                            Mar-00              Apr-00              May-00

B)   Delinquency Trigger:                                                 $3,721,386.56       $3,132,698.45       $1,989,267.73
     Balance delinquency 60+ days                                              3.95734%            3.72014%            2.53493%
     As % of Beginning Pool Balance                                            4.60672%            4.39976%            3.40413%
     Three Month Average

Trigger:  Is Average > 2.0%                                     Yes

C)   Noteholders Percent Trigger:                           1.7996%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                      No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer